ASB Bancorp, Inc. Reports Third Quarter Results

ASHEVILLE, N.C., Oct. 30, 2012 /PRNewswire/ -- ASB Bancorp, Inc. (the "Company") (NASDAQ GM: ASBB), the holding company for Asheville Savings Bank, S.S.B. (the "Bank"), announced today its operating results for the three and nine month periods ended September 30, 2012. The Company reported net income of $457,000 for the quarter ended September 30, 2012 compared to net income of $571,000 for the same quarter of 2011. Net income totaled $627,000 for the nine months ended September 30, 2012 compared to $1.9 million for the same period of 2011. On a basic and diluted per share basis, the Company had net income of $0.09 per share and $0.12 per share for the three and nine month periods ended September 30, 2012, respectively, while it had no shares outstanding during the three and nine month periods ended September 30, 2011.

(Logo: http://photos.prnewswire.com/prnh/20111031/CL96775LOGO )

"We are encouraged by recent trends in our asset quality, particularly with the decrease in the levels of nonperforming loans," said Suzanne S. DeFerie, President and Chief Executive Officer. "Our focus for subsequent quarters will be to aggressively reduce the levels of foreclosed real estate and to implement strategies for improvement in our net interest margin."

Third Quarter Highlights

  Net income for the third quarter of 2012 was $457,000, or $0.09 per basic and diluted share.

  Third quarter 2012 earnings and book value per share improved over the previous three quarters.

  Nonperforming loans decreased $5.5 million, to $12.7 million at September 30, 2012 from $18.2 million at June 30, 2012.

  Nonperforming assets decreased $2.5 million to $24.3 million, or 3.15% of total assets, at September 30, 2012 from $26.8 million, or 3.36% of total assets, at June 30, 2012 and have improved in each quarter of 2012.

  Core deposits, or deposits excluding time deposits, increased $3.7 million to $379.2 million at September 30, 2012 from $375.5 million at June 30, 2012 and have increased in each of the previous four quarters. Since December 31, 2011, non-interest-bearing deposits increased $11.5 million, or 21.2%

Balance Sheet Review

Assets. Total assets decreased $18.5 million, or 2.3%, to $772.4 million at September 30, 2012 from $790.9 million at December 31, 2011. Cash and cash equivalents decreased $21.7 million, or 30.1%, to $50.6 million at September 30, 2012 from $72.3 million at December 31, 2011. Investment securities increased $32.1 million, or 12.9%, to $281.2 million at September 30, 2012 from $249.1 million at December 31, 2011, primarily due to the reinvestment into investment securities of proceeds from loan repayments and prepayments. Loans receivable, net of deferred fees, decreased $30.2 million, or 7.0%, to $402.7 million at September 30, 2012 from $432.9 million at December 31, 2011 as loan repayments, prepayments, and foreclosures exceeded new loan originations.

Liabilities. Total deposits decreased $21.6 million, or 3.5%, to $586.7 million at September 30, 2012 from $608.2 million at December 31, 2011. During the nine months ended September 30, 2012, the Company continued its focus on core deposits, from which it excludes certificates of deposit. Core deposits increased $29.5 million, or 8.4%, to $379.2 million at September 30, 2012 from $349.7 million at December 31, 2011. Non-interest-bearing deposits increased $11.5 million, or 21.2%, to $65.6 million at September 30, 2012 from $54.1 million at December 31, 2011. Over the same period, certificates of deposit decreased $51.1 million, or 19.8%, to $207.4 million at September 30, 2012 from $258.5 million at December 31, 2011. Accounts payable and other liabilities increased $1.8 million, or 28.0%, to $8.1 million at September 30, 2012 from $6.3 million at December 31, 2011.

Asset Quality

Provision for Loan Losses. The provision for loan losses was $542,000 for the three months ended September 30, 2012 compared to $730,000 for the three months ended September 30, 2011. The decrease in the provision was due to the combination of fewer charge-offs in the loan portfolio, a decline in impaired loans, and lower loan balances. The allowance for loan losses totaled $10.2 million, or 2.54% of total loans, at September 30, 2012 compared to $10.6 million, or 2.45% of total loans, at December 31, 2011. The Company charged off $1.9 million in loans during the three months ended September 30, 2012 compared to $2.2 million during the three months ended September 30, 2011.

The provision for loan losses was $2.4 million for the nine months ended September 30, 2012 compared to $1.8 million for the nine months ended September 30, 2011. The increase in the provision was due to an increase in specific reserves for collateral dependent impaired loans during the quarter ended June 30, 2012 that resulted from a decline in the value of the real estate collateral securing the impaired loans. Loan charge-offs totaled $3.0 million for the first nine months of 2012 compared to $3.8 million for the first nine months of 2011.

Nonperforming assets. Nonperforming assets totaled $24.3 million, or 3.15% of total assets, at September 30, 2012, compared to $28.7 million, or 3.63% of total assets, at December 31, 2011. Nonperforming assets included $12.7 million in nonperforming loans and $11.6 million in foreclosed real estate at September 30, 2012, compared to $20.6 million and $8.1 million, respectively, at December 31, 2011.

Nonperforming loans decreased $7.9 million, or 38.3%, to $12.7 million at September 30, 2012 from $20.6 million at December 31, 2011. The decrease in nonperforming loans from December 31, 2011 to September 30, 2012 was primarily attributable to loans moving to foreclosed real estate, charge-offs and loan payments, which were partially offset by the addition of new loans that stopped performing during the period. At September 30, 2012, nonperforming loans included one $10.1 million commercial land development relationship, two commercial mortgages that totaled $1.3 million, three commercial and industrial loans that totaled $145,000, ten residential mortgage loans that totaled $1.0 million, and three home equity loans that totaled $155,000. As of September 30, 2012, the nonperforming loans had specific reserves of $940,000.

As of September 30, 2012, the Bank's largest nonperforming loan relationship was comprised of one primary loan for the construction of a mixed-use retail, commercial office, and residential condominium project located in western North Carolina and one debtor in possession loan that the Bank purchased in the second quarter of 2012 in order to secure its senior lien position. The loans totaled $10.1 million as of September 30, 2012 and were considered impaired and nonaccruing. The Bank established a $948,000 specific reserve in the second quarter of 2012 based on an updated appraisal, which was subsequently charged-off in the third quarter of 2012. The Bank is in the process of foreclosure. The project has eight retail condominiums of which four have been leased, 11 commercial office condominiums of which three have sold, and 29 residential condominiums of which one has sold.

Foreclosed real estate at September 30, 2012 included 17 properties with a total carrying value of $11.6 million compared to 18 properties with a total carrying value of $8.1 million at December 31, 2011. During the nine months ended September 30, 2012, in addition to an increase of $554,000 to the loss provision, there were eleven new properties totaling $6.3 million added to foreclosed real estate, while thirteen properties totaling $2.3 million were sold.

Income Statement Analysis

Net Interest Income. Net interest income decreased by $431,000, or 8.6%, to $4.6 million for the three months ended September 30, 2012 compared to $5.0 million for the three months ended September 30, 2011. Total interest and dividend income decreased by $1.0 million, or 14.4%, to $6.1 million for the three months ended September 30, 2012 compared to $7.1 million for the three months ended September 30, 2011, primarily as a result of a 65 basis point decrease in yields on interest-earning assets and a $47.2 million decrease in average loan balances that partially offset a $72.3 million increase in the average balances of all other interest-earning assets, including investments. The decline in total interest and dividend income was partially offset by a $593,000, or 28.0%, decrease in interest expense to $1.5 million for the three months ended September 30, 2012 compared to $2.1 million for the three months ended September 30, 2011. The decrease in interest expense resulted from a 31 basis point reduction in the average rate paid on interest-bearing liabilities and a decline of $39.2 million in the average balances of interest-bearing liabilities comparing the three month periods.

Net interest income decreased by $1.6 million, or 10.4%, to $13.8 million for the nine months ended September 30, 2012 compared to $15.4 million for the nine months ended September 30, 2011. Total interest and dividend income decreased by $3.0 million, or 13.8%, to $19.0 million for the nine months ended September 30, 2012 compared to $22.1 million for the nine months ended September 30, 2011, primarily as a result of a 76 basis point decrease in yields on interest-earning assets and a $57.3 million decrease in average loan balances that partially offset a $99.3 million increase in the average balances of all other interest-earning assets, including investments. The decline in total interest and dividend income was partially offset by a $1.4 million, or 21.7%, decrease in interest expense to $5.2 million for the nine months ended September 30, 2012 compared to $6.6 million for the nine months ended September 30, 2011. The decrease in interest expense resulted from a 25 basis point reduction in the average rate paid on interest-bearing liabilities and a decline of $28.1 million in the average balances of interest-bearing liabilities comparing the nine month periods.

Noninterest Income. Noninterest income increased $443,000, or 22.5%, to $2.4 million for the three months ended September 30, 2012 from $2.0 million for the three months ended September 30, 2011. Factors that contributed to the increase in noninterest income during the 2012 period were increases of $469,000 in gains from the sale of investment securities, $150,000 in mortgage banking income, and $56,000 from debit card services, which were partially offset by decreases of $126,000 in fees from deposits and other services and $106,000 in loan fees. The increase in investment security gains resulted primarily from the Bank's efforts to better position its portfolio for rising rates, while the increase in mortgage banking income was attributable to higher volumes of mortgage loans sold. The decrease in deposit and other service charge income was primarily the result of lower deposit overdraft fees.

Noninterest income increased $863,000 to $6.4 million for the nine months ended September 30, 2012 from $5.5 million for the nine months ended September 30, 2011. Factors that contributed to the increase in noninterest income during the 2012 period were increases of $1.1 million in gains from the sale of investment securities, $402,000 in mortgage banking income and $77,000 in debit card services, which were partially offset by decreases of $352,000 in fees from deposits and other services, $244,000 in loan fees, and $96,000 in other investment income. The increase in investment security gains resulted primarily from the Bank's efforts to better position its portfolio for rising rates, while the increase in mortgage banking income was attributable to higher volumes of mortgage loans sold. The decrease in deposit and other service charge income was primarily the result of lower deposit overdraft fees.

Noninterest Expense. Noninterest expenses increased $447,000, or 8.4%, to $5.8 million for the three months ended September 30, 2012 compared to $5.3 million for the three months ended September 30, 2011. The primary factors affecting the increase were increases of $220,000 in salaries and employee benefits, $124,000 in other noninterest expenses, $83,000 in FDIC insurance premiums, $60,000 in advertising expenses, $37,000 in data processing fees, and $32,000 in professional services, which were partially offset by a decrease of $104,000 in foreclosed property expenses. The increase in salaries and benefits was primarily due to $112,000 in expenses related to the Bank's new employee stock ownership plan, and increases of $57,000 in compensation expenses and $51,000 in payroll taxes and other benefit plan expenses. The increase in other noninterest expenses was primarily attributable to increased expenses related to holding company and public company compliance and reporting.

Noninterest expenses increased $739,000, or 4.6%, to $16.9 million for the nine months ended September 30, 2012 compared to $16.2 million for the nine months ended September 30, 2011. The primary factors affecting the increase were increases of $767,000 in salaries and benefits, $320,000 in other noninterest expenses, and $82,000 in professional services, which were partially offset by decreases of $318,000 in foreclosed property expenses, $94,000 in FDIC insurance premiums, and $63,000 in occupancy expense. The increase in salaries and benefits was primarily due to an increase of $310,000 in expenses related to the Bank's new employee stock ownership plan, a $285,000 increase in compensation expenses, and an increase of $172,000 in payroll taxes and other benefit plan expenses. The increase in other noninterest expenses was primarily attributable to increased expenses related to holding company and public company compliance and reporting.

The Bank is a North Carolina chartered stock savings bank with a community focus offering traditional financial services through 13 full-service banking centers located in Buncombe, Madison, McDowell, Henderson, and Transylvania counties in Western North Carolina.

This news release, as well as other written communications made from time to time by the Company and its subsidiaries and oral communications made from time to time by authorized officers of the Company, may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the PSLRA). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential." For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and geopolitical conditions; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services and other factors that may be described in the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Contact:	Suzanne S. DeFerie
Chief Executive Officer
(828) 254-7411

Selected Financial Condition Data

	September 30,	December 31,
(dollars in thousands)	2012	2011*	% change

Total assets	$ 772,407	$ 790,868	-2.3%
Cash and cash equivalents	50,583	72,327	-30.1%
Investment securities	281,166	249,081	12.9%
Loans receivable, net of deferred fees	402,724	432,883	-7.0%
Allowance for loan losses	(10,220)	(10,627)	3.8%
Deposits	586,686	608,236	-3.5%
Core deposits	379,237	349,695	8.4%
FHLB advances	60,000	60,000	0.0%
Accounts payable and other liabilities	8,068	6,303	28.0%
Total equity	117,225	115,571	1.4%
____________________
* Derived from audited consolidated financial statements.

Selected Operating Data

(dollars in thousands,	Three Months Ended			Nine Months Ended
except shares outstanding	September 30,			September 30,
and per share data)	2012	2011*	% change	2012	2011*	% change

Interest and
dividend income	$ 6,088	$ 7,112	-14.4%	$ 19,025	$ 22,067	-13.8%
Interest expense	1,527	2,120	-28.0%	5,189	6,629	-21.7%
Net interest income	4,561	4,992	-8.6%	13,836	15,438	-10.4%
Provision for loan losses	542	730	-25.8%	2,433	1,811	34.3%
Net interest income
after provision for
loan losses	4,019	4,262	-5.7%	11,403	13,627	-16.3%
Noninterest income	2,416	1,973	22.5%	6,373	5,510	15.7%
Noninterest expense	5,760	5,313	8.4%	16,914	16,175	4.6%
Income before
income tax
provision	675	922	-26.8%	862	2,962	-70.9%
Income tax
provision	218	351	-37.9%	235	1,064	-77.9%
Net income	$ 457	$ 571	-20.0%	$ 627	$ 1,898	-67.0%

Net income per
common share:
Basic	$ 0.09	n/a	n/a	$ 0.12	n/a	n/a
Diluted	$ 0.09	n/a	n/a	$ 0.12	n/a	n/a
Average shares outstanding:
Basic	5,164,688	n/a	n/a	5,156,885	n/a	n/a
Diluted	5,164,688	n/a	n/a	5,156,885	n/a	n/a
____________________
* Certain amounts for prior periods were reclassified to conform to the September 30, 2012 presentation.

Selected Average Balances and Yields/Costs

	For the Three Months Ended September 30,
	2012		2011
	Average	Yield/	Average	Yield/
(dollars in thousands)	Balance	Cost	Balance	Cost

Interest-earning deposits with banks	$ 51,135	0.33%	$ 29,898	0.20%
Loans receivable	413,221	4.63%	460,388	4.94%
Investment securities	77,783	2.02%	75,322	2.43%
Mortgage-backed and similar securities	202,744	1.72%	154,145	2.38%
Other interest-earning assets	3,879	1.64%	3,912	0.91%
Interest-bearing deposits	528,345	0.69%	567,206	1.06%
Federal Home Loan Bank advances	60,000	4.04%	60,000	4.03%

Interest rate spread		2.23%		2.57%
Net interest margin		2.45%		2.75%

	For the Nine Months Ended September 30,
	2012		2011
	Average	Yield/	Average	Yield/
(dollars in thousands)	Balance	Cost	Balance	Cost

Interest-earning deposits with banks	$ 60,472	0.34%	$ 22,388	0.23%
Loans receivable	421,472	4.70%	478,748	5.05%
Investment securities	69,799	2.13%	70,286	2.57%
Mortgage-backed and similar securities	200,102	2.02%	138,316	2.55%
Other interest-earning assets	3,878	1.62%	3,942	0.88%
Interest-bearing deposits	542,043	0.83%	569,550	1.13%
Federal Home Loan Bank advances	60,000	4.04%	60,000	4.03%

Interest rate spread		2.24%		2.75%
Net interest margin		2.47%		2.90%

Selected Asset Quality Data

	Three Months Ended		Nine Months Ended
Allowance for Loan Losses	September 30,		September 30,
(dollars in thousands)	2012	2011	2012	2011

Allowance for loan losses, beginning of period	$ 11,563	$ 12,353	$ 10,627	$ 12,676
Provision for loan losses	542	730	2,433	1,811

Charge-offs	(1,902)	(2,233)	(3,000)	(3,818)
Recoveries	17	23	160	204
Net charge-offs	(1,885)	(2,210)	(2,840)	(3,614)

Allowance for loan losses, end of period	$ 10,220	$ 10,873	$ 10,220	$ 10,873

Allowance for loan losses as a percent of:
Total loans	2.54%	2.41%	2.54%	2.41%
Total nonperforming loans	80.32%	94.02%	80.32%	94.02%

Nonperforming Assets	September 30,	December 31,
(dollars in thousands)	2012	2011	% change

Nonperforming Loans:
Nonaccruing Loans (1)
Commercial:
Commercial construction and land development	$ 10,054	$ 14,695	-31.6%
Commercial mortgage	1,344	833	61.3%
Commercial and industrial	145	2,595	-94.4%
Total commercial	11,543	18,123	-36.3%
Non-commercial:
Non-commercial construction and land development	-	110	-100.0%
Residential mortgage	1,003	1,922	-47.8%
Revolving mortgage	155	440	-64.8%
Consumer	23	27	-14.8%
Total non-commercial	1,181	2,499	-52.7%
Total nonaccruing loans (1)	12,724	20,622	-38.3%

Total loans past due 90 or more days
and still accruing	-	-	0.0%

Total nonperforming loans	12,724	20,622	-38.3%

Foreclosed real estate	11,600	8,125	42.8%

Total nonperforming assets	24,324	28,747	-15.4%

Performing troubled debt restructurings (2)	5,156	1,142	351.5%
Performing troubled debt restructurings and
total nonperforming assets	$ 29,480	$ 29,889	-1.4%

Nonperforming loans as a percent of total loans	3.16%	4.76%
Nonperforming assets as a percent of total assets	3.15%	3.63%
Performing troubled debt restructurings and
total nonperforming assets to total assets	3.82%	3.78%
____________________
(1) Nonaccruing loans include nonaccruing troubled debt restructurings.
(2) Performing troubled debt restructurings exclude nonaccruing troubled debt restructurings.

Foreclosed Real Estate by Loan Type	September 30, 2012		December 31, 2011
(dollars in thousands)	Number	Amount	Number	Amount

By foreclosed loan type:
Commercial mortgage	2	$ 2,730	3	$ 3,045
Commercial construction and land development	9	7,631	5	3,259
Residential mortgage	3	691	7	1,373
Residential construction and land development	2	245	3	448
Revolving mortgage	1	303	-	-
Total	17	$ 11,600	18	$ 8,125

Foreclosed Real Estate	Nine Months Ended
(dollars in thousands)	September 30, 2012

Beginning balance	$ 8,125
Transfers from loans	6,336
Loss provisions	(554)
Loss on sale of foreclosed properties	(32)
Net proceeds from sales of foreclosed properties	(2,275)
Ending balance	$ 11,600

Selected Performance Ratios

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Return on average assets (1)	0.23%	0.30%	0.11%	0.34%
Return on average equity (1)	1.55%	3.37%	0.72%	3.88%
Interest rate spread (1)(2)	2.23%	2.57%	2.24%	2.75%
Net interest margin (1)(3)	2.45%	2.75%	2.47%	2.90%
Noninterest expense to average assets (1)	2.93%	2.77%	2.87%	2.88%
Efficiency ratio (4)	81.90%	76.01%	83.15%	76.97%
____________________
(1) Ratios are annualized.
(2) Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of average interest-bearing liabilities. Tax exempt income is reported on a tax equivalent basis using a federal marginal tax rate of 34%.
(3) Represents net interest income as a percent of average interest-earning assets. Tax exempt income is reported on a tax equivalent basis using a federal marginal tax rate of 34%.
(4) Represents noninterest expenses divided by the sum of net interest income, on a tax equivalent basis using a federal marginal tax rate of 34%, and noninterest income.

Quarterly Data

	Three Month Periods Ended
(dollars in thousands, except shares	September 30,	June 30,	March 31,	December 31,	September 30,
outstanding and per share data)	2012	2012*	2012*	2011*	2011*

Income Statement Data:
Interest and dividend income	$ 6,088	$ 6,398	$ 6,539	$ 6,783	$ 7,112
Interest expense	1,527	1,743	1,919	2,013	2,120
Net interest income	4,561	4,655	4,620	4,770	4,992
Provision for loan losses	542	1,293	598	1,974	730
Net interest income after
provision for loan losses	4,019	3,362	4,022	2,796	4,262
Noninterest income	2,416	1,999	1,958	1,896	1,973
Noninterest expense	5,760	5,588	5,566	5,879	5,313
Income (loss) before income
tax provision (benefit)	675	(227)	414	(1,187)	922
Income tax provision (benefit)	218	(113)	130	(476)	351
Net income (loss)	$ 457	$ (114)	$ 284	$ (711)	$ 571

Per Share Data:
Net income (loss) per share – Basic	$ 0.09	$ (0.02)	$ 0.06	$ (0.14)	n/a
Net income (loss) per share – Diluted	$ 0.09	$ (0.02)	$ 0.06	$ (0.14)	n/a
Book value per share	$ 20.99	$ 20.79	$ 20.66	$ 20.69	n/a
Weighted average shares outstanding:
Basic	5,164,688	5,156,843	5,149,039	5,141,462	n/a
Diluted	5,164,688	5,156,843	5,149,039	5,141,462	n/a
Ending shares outstanding	5,584,551	5,584,551	5,584,551	5,584,551	n/a

	As Of	As Of	As Of	As Of	As Of
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2012	2012	2012	2011**	2011

Ending Balance Sheet Data:
Total assets	$ 772,407	$ 798,667	$ 796,901	$ 790,868	$ 798,748
Cash and cash equivalents	50,583	73,475	80,087	72,327	75,402
Investment securities	281,166	284,671	264,782	249,081	235,285
Loans receivable, net of deferred fees	402,724	409,140	416,307	432,883	450,263
Allowance for loan losses	(10,220)	(11,563)	(10,562)	(10,627)	(10,873)
Deposits	586,686	606,022	610,242	608,236	615,555
Core deposits	379,237	375,478	359,350	349,695	347,859
Escrowed stock order funds	-	-	-	-	49,063
FHLB advances	60,000	60,000	60,000	60,000	60,000
Total equity	117,225	116,079	115,360	115,571	67,681

Asset Quality:
Nonperforming loans	$ 12,724	$ 18,232	$ 18,063	$ 20,622	$ 11,565
Nonperforming assets	24,324	26,847	27,198	28,747	22,262
Nonperforming loans to total loans	3.16%	4.46%	4.34%	4.76%	2.57%
Nonperforming assets to total assets	3.15%	3.36%	3.41%	3.63%	2.79%
Allowance for loan losses	$ 10,220	$ 11,563	$ 10,562	$ 10,627	$ 10,873
Allowance for loan losses to total loans	2.54%	2.83%	2.54%	2.45%	2.41%
Allowance for loan losses to
nonperforming loans	80.32%	63.42%	58.47%	51.53%	94.02%
____________________
* Certain amounts for prior periods were reclassified to conform to the September 30, 2012 presentation.
** Ending balance sheet data as of December 31, 2011 were derived from audited consolidated financial statements.